Exhibit 5.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated March 30, 2026 relating to the financial statements of 1559985 B.C. Ltd., (subsequently renamed to Brookfield Business Corporation) (the “Corporation”) appearing in the Current Report on Form 6-K of the Corporation filed on March 30, 2025.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada

March 31, 2026